Exhibit 99.1

ChoicePoint® Invests in Strategic Alliance with AMS Services;

Sells Priority Data Systems

ALPHARETTA, Ga. – September 29, 2006 – ChoicePoint (NYSE: CPS) today announced its signing of a strategic alliance agreement with AMS Services that will extend ChoicePoint’s capabilities for data sales to thousands of additional insurance agents and industry professionals nationwide. The agreement was signed simultaneously with the sale of ChoicePoint’s Priority Data Systems business to AMS Services.

AMS Services is a leading provider of connectivity services to insurance agents, carriers, managing general agents and wholesale brokers. Based near Seattle, AMS Services also provides comprehensive, insurance-specific solutions for managing critical business activities, including agency management, rating, benefits, performance management and carrier/agent connectivity.

Based in Omaha, Priority Data Systems provides comparative rating software solutions primarily to the independent insurance agency market.

“ChoicePoint is pleased to align with AMS Services in a relationship which we believe will enhance and extend our core business and services,” said Jeffrey Glazer, president of ChoicePoint’s Insurance Services group. “This new alliance supports ChoicePoint’s position as the personal lines industry’s premier provider of the most complete and integrated array of insurance products and services to companies and agents.”

Terms of the agreements were not disclosed. The divestiture is not expected to have a material impact on ChoicePoint’s continuing operating results.

ChoicePoint will record an after-tax loss of approximately $3-4 million in the divestiture, but the company believes the strategic alliance with AMS Services will provide significant long-term benefits. Under the agreement, ChoicePoint will immediately gain access to AMS Services’ platform for data sales to their 15,000 independent insurance agencies and 150,000 end-users.

About ChoicePoint

ChoicePoint (NYSE: CPS) helps businesses, government agencies and nonprofit organizations make better decisions through information and technology solutions. Each year, ChoicePoint helps more than six million people get the jobs they deserve and more than 100 million people get fairly priced home and auto insurance. Small businesses can obtain affordable commercial insurance because of our products. Businesses cut costs through our authentication and anti-fraud tools. Government agencies use our data and technology to fulfill their missions in all parts of the world. Visit www.choicepoint.com for more information.

Forward-Looking Statements

Certain written statements in this release and oral statements made by or on behalf of the Company may constitute “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Words or phrases such as “should result,” “are expected to,” “we anticipate,” “we estimate,” “we project,” “we expect”, “we believe” or similar expressions are intended to identify forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in any forward-looking statements. These risks and uncertainties include, but are not limited to, the following important factors: the risk that the strategic alliance with AMS Services will not generate the incremental revenue that the Company expects, the results of our ongoing review of fraudulent data access and other events, the impact of our decision to discontinue certain services, the results of our re-credentialing of customer accounts, the results of any litigation or government proceedings, the implementation of plans to divest various businesses resulting from our company-wide strategic review, demand for the Company’s services, product development, maintaining acceptable margins, maintaining our data supply, maintaining secure systems including personal privacy systems, ability to minimize system interruptions, ability to control costs, the impact of federal, state and local regulatory requirements on the Company’s business, specifically the public filings markets, privacy matters and any federal or state legislative responses to identify theft concerns, the impact of competition and customer consolidations, ability to continue our long-term business strategy including growth through acquisition, ability to attract and retain qualified personnel, and the uncertainty of economic conditions in general. Additional information concerning these and other risks and uncertainties is contained in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006. Readers are cautioned not to place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made, and the Company undertakes no obligation to publicly update these statements based on events that may occur after the date of this press release.

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ChoicePoint and the ChoicePoint logo are registered trademarks of ChoicePoint Asset Company.